Exhibit 5.1

[GRAPHIC OMITTED]


                                                      200 EAST BROWARD BOULEVARD
                                                  FORT LAUDERDALE, FLORIDA 33301
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                                                            POST OFFICE BOX 1900
                                                  FORT LAUDERDALE, FLORIDA 33302
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                                                                  (954) 764-6660
                                                             FAX: (954) 764-4996
                                     WRITER'S DIRECT DIAL NUMBER: (954) 764-6660




                                  May 28, 1999



Lely Golf Villas I Limited Partnership
3185 Horseshoe Drive South
Naples, Florida 34104

         Re:      Registration Statement on Form S-11 (No. 333-73415)

Ladies and Gentlemen:

         In connection with the proposed registration by Lely Golf Villas I Limited Partnership, a Florida limited partnership (the "Company"), of up to 200 resort condominium units coupled with a mandatory rental agreement (the "Units") under the Securities Act of 1933, as amended (the "Act"), on a registration statement on Form S-11 (no. 333- 73415) (the "Registration Statement"), we advise you that the Units when sold by the Company in accordance with procedures set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of the name of this law firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement.

                                                     Very truly yours,


                           /s/ Ruden, McClosky, Smith,
                            Schuster & Russell, P.A.


                             RUDEN, McCLOSKY, SMITH,
                            SCHUSTER & RUSSELL, P.A.